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                                                                    EXHIBIT 23.3


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 26, 1994, with respect to the financial statements of On Command Video Corporation included in Amendment No. 3 the On Command Corporation Registration Statement (Form S-4 No. 333-10407) and related Information Statement/Prospectus for the registration of On Command Corporation's common stock and warrants to purchase common stock of On Command Corporation.


Our audit also included the financial statement schedule of On Command Video Corporation listed in Item 21. This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audit. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.



                                                /s/ ERNST & YOUNG LLP

San Jose, California

October 3, 1996